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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-98305) and related Prospectus of US Unwired Inc. for the registration of 44,563,654 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 2002, except for Note 14 as to which the date is February 8, 2002, with respect to the consolidated financial statements and schedule of US Unwired Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP

Houston, Texas
November 8, 2002